Exhibit 1

Carl Icahn Issues Statement Regarding Herbalife

August 26, 2016

Over the years many investment bankers, including Jefferies, that specialize in block trades frequently make bids for our large positions. But completely contrary to what Bill Ackman stated on television today, I have never given Jefferies an order to sell any of our Herbalife shares. Last month we publicly disclosed that Herbalife granted us permission to go up to 35%. At the time of the disclosure, Ackman declared that I have no interest in increasing my position in Herbalife. This was obviously another misstatement of the facts by Ackman since today I bought another 2.3 million shares. I continue to believe in Herbalife:  it's a great model that creates a great number of jobs for people. Ackman may be a smart guy but he has clearly succumbed to the same dangerous (and sometimes fatal) malady that afflicts many investors – he's developed a very bad case of "Herbalife obsession". Obsessions concerning the value of stocks are the undoing of many investors because they often blind you to the facts, and it becomes impossible to see the forest for the trees. Watching Ackman on television today is a perfect example of this "obsession".   A month ago he declared that I'd never buy more Herbalife stock, which obviously turned out to be completely wrong. Today, he said I'm done with my Herbalife investment and that I'm a seller. Obviously wrong, again. It amazes me that a guy who hasn't any knowledge of my internal investment thinking believes he is in a position to go on television to tell the world what I AM thinking! Amazing! He has no right to do so, and even worse, I'm sure his unsubstantiated, obsessive comments, especially about Herbalife, have cost investors a great deal of money over the last few years.

Important Disclosure Information

SPECIAL NOTE REGARDING THIS STATEMENT

THIS STATEMENT CONTAINS OUR CURRENT VIEWS ON HERBALIFE AND OUR INVESTMENT IN HERBALIFE. OUR VIEWS ARE BASED ON OUR ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED IS ACCURATE OR COMPLETE, NOR CAN THERE BE ANY ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. HERBALIFE'S ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS. WE DO NOT RECOMMEND OR ADVISE, NOR DO WE INTEND TO RECOMMEND OR ADVISE, ANY PERSON TO PURCHASE OR SELL SECURITIES AND NO ONE SHOULD RELY ON THIS STATEMENT OR ANY ASPECT OF THIS STATEMENT TO PURCHASE OR SELL SECURITIES OR CONSIDER PURCHASING OR SELLING SECURITIES. THIS STATEMENT DOES NOT PURPORT TO BE, NOR SHOULD IT BE READ, AS AN EXPRESSION OF ANY OPINION OR PREDICTION AS TO THE PRICE AT WHICH HERBALIFE SECURITIES MAY TRADE AT ANY TIME. AS NOTED, THIS STATEMENT EXPRESSES OUR CURRENT VIEWS ON HERBALIFE. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING HERBALIFE WITHOUT UPDATING THIS STATEMENT OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES. INVESTORS SHOULD MAKE THEIR OWN DECISIONS REGARDING HERBALIFE AND ITS PROSPECTS WITHOUT RELYING ON, OR EVEN CONSIDERING, ANY OF THE INFORMATION CONTAINED IN THIS STATEMENT.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this statement are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this statement include, among other things, the factors identified under the section entitled "Risk Factors" in Herbalife's Annual Report on Form 10-K for the year ended December 31, 2015. Such forward-looking statements should therefore be construed in light of such factors, and Icahn is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.